CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Arbitrage Fund and to the use of our report dated July 16, 2002 on the financial statements and financial highlights of The Arbitrage Fund. Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.





                                                  TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 20, 2002


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